Exhibit 10.5

LOCKUP AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 12th day of September, 2007, by VoIP, Inc., a Texas corporation (the “Company”), with regard to Anthony Cataldo and Shawn Lewis (each a “Holder”), in connection with their ownership of common shares of the Company.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, the Company agrees to use its best efforts to obtain agreements with the Holders as soon as reasonably possible, as follows:

1. Background.

a.  Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company (“Common Stock”) designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements with subscribers to the Company’s Notes, some of which are convertible into Common Stock (“Notes”) and Warrants (the “Assignees”). Holder understands that, as a condition to proceeding with the Intercreditor, Subordination, Default Waiver and Assignment Agreement (the “Agreement”), the Assignees have required, and the Company has agreed to obtain on behalf of the Assignees an agreement from the Holder, so long as said Holder is an executive officer of the Company, to refrain from selling any securities of the Company from the date hereof until the later of: (a) two (2) years from the date of this Agreement; or seventy five percent (75%) of the Super Senior Secured Debt (as defined in the Agreement) is indefeasibly paid (the “Restriction Period”).

2. Share Restriction.

a. Holder hereby agrees that during the Restriction Period, so long as said Holder is an executive officer of the Company, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to incur any transaction inconsistent with this Agreement.

b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts and federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g. The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Assignees identified in the Agreement dated September 12, 2007 between the Company and the Assignees, may be enforced by the Assignees and may not be amended without the consent of the Assignees, which may be withheld for any reason.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Lockup Agreement as of the day and year first above written.

COMPANY:

VoIP, INC.

/s/ Anthony Cataldo By: Anthony Cataldo
Its: Chief Executive Officer